UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way Sunnyvale, California 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2023, the board of directors (the “Board”) of BioCardia, Inc. (the “Company”), acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective immediately.

Among other things, the Amended and Restated Bylaws update and revise the advance notice procedures for the nomination of directors or the proposal of other business at stockholder meetings to align with current U.S. Securities and Exchange Commission rules and reflect recent changes to the Delaware General Corporation Law. The Amended and Restated Bylaws also include certain technical, modernizing and clarifying changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of BioCardia, Inc. dated April 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

Date: May 1, 2023	By:	/s/ Peter Altman, Ph.D.
Name: Peter Altman, Ph.D.
Title: President and Chief Executive Officer